UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2021

 Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place,	New York,	New York	10003
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 460-4600

 Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc.,	ED	New York Stock Exchange
Common Shares ($.10 par value)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 18, 2021, the Board of Directors (the “Board”) of Consolidated Edison, Inc. (“Con Edison”) amended Section 4 of Con Edison’s By-laws, effective as of February 18, 2021, to permit either the Chairman of the Board or the Chief Executive Officer of Con Edison, or in their absence the Chief Financial Officer of Con Edison, to preside as Chairman over each shareholders’ meeting. Prior to this amendment, the Chairman of the Board, or in his or her absence the President of Con Edison, was permitted to preside as Chairman over each shareholders’ meeting. This description of the amendments to the By-laws is qualified in its entirety by reference to the full text of the By-laws, a copy of which is included as Exhibit 3 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit 3	By-laws of Consolidated Edison, Inc., effective as of February 18, 2021
Exhibit 104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By	/s/ Joseph Miller
Joseph MIller
Vice President and Controller

Date: March 12, 2021

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